UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                     November 16, 2005 (November 10, 2005)


                            JER Investors Trust Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

    Maryland                    001-32564                        75-3152779
    --------                    ---------                        ----------
(State or other           (Commission File Number)             (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

     1650 Tysons Boulevard, Suite 1600, McLean, VA                 22101
     ---------------------------------------------                 -----
        (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code   (703) 714-8000
                                                     --------------

                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                            JER INVESTORS TRUST INC.
                           CURRENT REPORT ON FORM 8-K

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

         On November 10, 2005, JER Investors Trust Inc. (the "Company") issued $415.965 million face amount of collateralized debt obligations in its first collateralized debt obligation financing ("CDO") through two of its subsidiaries, JER CRE CDO 2005-1, Limited (the "Issuer") and JER CRE CDO 2005-1, LLC (the "Co-Issuer"). Pursuant to an Indenture, dated as of November 10, 2005 (the "Indenture"), by and among the Issuer, the Co-Issuer and LaSalle Bank, National Association, as trustee, the Issuer issued the following classes of rated notes: Class A Notes, Class B-1 Notes, Class B-2 Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes (collectively, the "Rated Notes"). The Rated Notes other than the Class F Notes and Class G Notes (the "Offered Notes") constitute secured limited recourse debt obligations of the Issuer and Co-Issuer. The $275.575 million face amount of the Offered Notes were issued and sold in a private placement. The Class F Notes and the Class G Notes constitute secured limited recourse debt obligations of the Issuer only. The Company through another subsidiary retained $9.32 million of the Class E Notes and all of the Class F Notes and Class G Notes and the Preferred Shares of the Issuer. The table below sets forth further information with respect to the structure of CDO (dollars in thousands):

SUMMARY OF CDO
--------------

                             INITIAL RATINGS                  FACE AMOUNT                             EXPECTED
      CLASS                (MOODY'S/S&P/FITCH)                (THOUSANDS)          NOTE RATE          MATURITY
----------------------------------------------------------------------------------------------------------------
Class A Notes            Aaa/AAA/AAA                               $81,725     1mo. LIBOR + 0.32%     5/20/2015
Class B-1 Notes          Aa2/AA/AA                                  38,130     5.452%                 6/20/2015
Class B-2 Notes          Aa2/AA/AA                                  37,500     1 mo. LIBOR +          6/20/2015
                                                                               0.55%
Class C Deferrable       A2/A/A                                     48,400     5.705%                11/20/2015
Interest Notes
Class D Deferrable       Baa2/BBB/BBB                               46,500     6.440%                11/20/2015
Interest Notes
Class E Deferrable       Baa3/BBB-/BBB-                             23,320     7.023%                11/20/2015
Interest Notes                                                    --------

                                                   Subtotal       $275,575
                                                                  ========

Class F Deferrable       Ba2/BB/BB                                  15,000     6.00%                 11/20/2015
Interest Notes
Class G Deferrable       B2/B/B                                     10,000     6.00%                 11/20/2015
Interest Notes
Preferred Shares         Not Rated                                 115,390     N/A                       N/A
                                                                  --------
                                                      Total       $415,965
                                                                  ========

         The total face amount of the underlying collateral portfolio is expected to be approximately $416 million and consist of 96.5 % subordinate commercial mortgage backed securities ("CMBS") and 3.5% resecuritization securities of CMBS. Once fully invested, the portfolio is expected to have a weighted average credit rating of B+. Through November 10, 2005, the Company had acquired, or agreed to acquire approximately 100% of the assets that will comprise the fully-invested portfolio. Pursuant to an Asset Transfer Agreement, dated as of November 10, 2005, the Company sold assets to a subsidiary of the Company (the "Transferred Assets"). In addition, pursuant to another Asset Transfer Agreement, dated as of November 10, 2005, the subsidiary of the Company sold the Transferred Assets to the Issuer and the subsidiary agreed to repurchase the Transferred Assets from the Issuer (or provide a qualifying substitute asset) in the event of a breach of the representations and warranties made by such subsidiary with respect to the Transferred Assets. The Company has agreed to so repurchase any Transferred Asset, or provide such a qualifying substitute asset, in the event such subsidiary fails to do so. Prior to November 10, 2005, the Company had financed a portion of the Transferred Assets through borrowings under its Master Repurchase Agreement, dated as of December 22, 2004 with Liquid Funding, Ltd. (the "Facility"). The Company used a portion of the proceeds from the sale of the Transferred Assets to repay approximately $69.3 million of the amount outstanding under the Facility.

         The Issuer entered into a Collateral Management Agreement with the Company (the "Collateral Manager"), pursuant to which the Company, as Collateral Manager has agreed to advise the Issuer on certain matters regarding the collateral interests and other eligible investments securing the Notes. As long as the Company is the Collateral Manager, the Collateral Manager will not receive a fee for providing its services under the Collateral Management Agreement.

         The Rated Notes represent limited recourse debt obligations of the Issuers payable solely from the collateral interests and other assets pledged under the Indenture and owned by the Issuer. To the extent the collateral interests and other pledged assets are insufficient to make payments in respect of the Rated Notes, neither the Issuer or Co-Issuer will have any obligation to pay any further amounts in respect of the Rated Notes.

         Interest payments on the Rated Notes are payable monthly, beginning on December 20, 2005, to and including November 20, 2043, the stated maturity date of the Rated Notes.

         In order to manage the Issuer's exposure to interest rate mismatches between the Class A and the Class B-2 Notes that bear interest at a floating rate based on one-month LIBOR and the collateral securities that generally bear interest at a fixed rate, the Issuer entered into an amortizing interest rate hedge agreement, dated as of November 10, 2005, with Bank of America, N.A., as hedge counterparty, with a beginning original notional amount equal to $110 million.

         Each Class of Notes will mature at par on November 20, 2043, unless redeemed or repaid prior thereto. Principal payments on each Class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. However, it is anticipated that the Rated Notes will be paid well in advance of the stated maturity date in accordance with the priority of payments in the Indenture. The weighted average lives of the Rated Notes are currently expected to be approximately 9.7 years. The calculation of the weighted average lives of the Rated Notes assumes certain collateral characteristics and that there are no prepayments, defaults or delinquencies on the collateral interests. There is no assurance that such assumptions will be met.

         From November 20, 2015, and each payment date occurring in November every year thereafter until the Maturity Date of the Notes, the Notes and the Preferred Shares may be redeemed (in whole but not in part) if a successful auction of the collateral interests is completed in accordance with the terms of the Indenture (which requires, among other things, that the cash purchase price for such collateral interests, together with the balance of eligible investments and cash in certain accounts pledged to secure payment of the Notes, is at least equal to the amount necessary to redeem the Notes and pay certain other required amounts under the priority of payments set forth in the Indenture).

         Subject to certain conditions described in the Indenture, on November 20, 2008 and on any interest payment date thereafter, the Issuer may redeem the Rated Notes at the direction of holders of not less than 66 2/3% of the aggregate outstanding principal amount of the Preferred Shares.

         The Rated Notes are also subject to a mandatory redemption on any interest payment date on which certain coverage tests set forth in the Indenture are not satisfied. Any mandatory redemption of the Rated Notes is to be paid for from interest and principal proceeds of the collateral interests in accordance with the priority of payments set forth in the Indenture, until the applicable coverage tests are satisfied.

         No later than the date which is earlier of (the "Effective Date") the payment date in March 2006 or the date on which the Issuer has invested $34.25 million of the proceeds available for investment in additional subordinate CMBS, the Issuer will request that each rating agency that rated a Class of Notes confirm the rating it initially assigned to such Class of Notes at the time of issuance. If any such initial rating of any Class of Notes has not been confirmed, or is reduced or withdrawn, within 30 business days after the Effective Date by any such rating agency, then any uninvested portion of the $34.25 million plus certain interest proceeds thereon after payment of various fees and expenses and interest then payable on the Notes, will be used to pay principal of the Notes, in accordance with the priority of payments, until each such rating is confirmed or reinstated or such Class has been paid in full.

         If certain events occur which would make the Issuer subject to paying U.S. income taxes or would make certain payments to or from the Issuer subject to withholding tax, then the holders of not less than 66 2/3% of the aggregate outstanding principal amount of the Preferred Shares may require that the Issuer prepay all of the Notes. The redemption price for each Class of Notes is generally the aggregate outstanding principal amount of such Class, plus accrued and unpaid interest (including any defaulted interest amounts and, with respect to the Class C through Class G Notes, any capitalized interest amounts).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 16, 2005                JER INVESTORS TRUST INC.



                                             By:  /s/ Tae-Sik Yoon
                                                 -------------------
                                             Name:  Tae-Sik Yoon
                                             Title: Chief Financial Officer